EXHIBIT 3(i)

                           ARTICLES OF INCORPORATION
                                       OF
                               Yi Wan Group, Inc.

                      ARTICLE I - NAME AND MAILING ADDRESS

     The name of this corporation is Yi Wan Group,  Inc. and the mailing address of this corporation is 2503 W. Gardner Ct. Tampa Fl 33611.

                             ARTICLE II - DURATION

     This corporation shall have perpetual existence.

                              ARTICLE III - PURPOSE

     This corporation is organized to include the transaction of any or all lawful business for which corporations may be incorporated under Chapter 607,
Florida Statutes (1975) as presently enacted and as it may be amended from time to time.
                           ARTICLE IV - CAPITAL STOCK

     This corporation is authorized to issue 50,000,000 shares of no par value common stock, which shall be designated as "Common Shares" and Twenty Million shares of no par value preferred stock, which shall be designated as "Preferred
Shares."
     The Preferred Shares may be issued in such series and with such rights, privileges, and preferences as determined solely by the Board of Directors.
(a.) Name: Michael T. Williams, Esq.
(b.) Address: 2503 W. Gardner Ct. Tampa, FL 33611
(c.) Telephone number: 813.831.9348
(d.) Facsimile audit number: (((H99000010430 9)))

(((H99000010430 9)))
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                 ARTICLE V - INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of this corporation is 2503
W. Gardner Ct. Tampa Fl 33611, and the name of the initial registered agent of this corporation at that address is Michael T. Williams.

                     ARTICLE VI - INITIAL BOARD OF DIRECTORS

     This corporation shall have One director(s) initially.  The number of directors may be either increased or decreased from time to time by the Bylaws, but shall never be less than one (1).  The name(s) and address(es) of this corporation are:

       NAME                                                 ADDRESS
Michael T. Williams                         2503 W. Gardner Ct. Tampa, FL 33611

                         ARTICLE VII - INCORPORATOR(S)

     The name and address of the person(s) signing these Articles of
Incorporation is (are):

       NAME                                                 ADDRESS
Michael T. Williams                         2503 W. Gardner Ct. Tampa, FL 33611

                         ARTICLE VIII - INDEMNIFICATION

     This corporation shall indemnify any officer or director, or any former officer or director, to the full extent permitted by law.

                             ARTICLE IX - AMENDMENT

     This coporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment thereto, and any right conferred upon the shareholders is subject to this reservation.

(((H99000010430 9)))
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(((H99000010430 9)))

       ARTICLE X - AFFILIATED TRANSACTIONS AND CONTROL SHARE ACQUISITIONS

     The Corporation expressly elects not to be governed by Sections 607.0901 and 607.0902 of the Florida Enterprise Corporations Act, relating to affiliated transactions and control share acquisitions, respectively.

     IN WITNESS WHEREOF, the undersigned incorporator(s) has (have) executed these Articles of Incorporation this May 3, 1999.

                                                         /s/ Michael T. Williams

          CERTIFICATE DESIGNATING REGISTERED AGENT AND STREET ADDRESS
                     FOR SERVICE OF PROCESS WITHIN FLORIDA

     Pursuant to Florida Statutes Section 48.091, Yi Wan Group, desiring to organize under the laws of the State of Florida, hereby designates Michael T.
Williams, located at 2503 W. Gardner Ct. Tampa FL 33611 as its registered agent to accept service of process within the State of Florida.

                            ACCEPTANCE OF DESIGNATION

     The undersigned hereby accepts the above designation as registered agent to accept service of process for the above-named corporation, at the place designated above, and agrees to comply with the provisions of Florida Statutes
Section 48.091(2) relative to maintaining an office for the service of process.

                                                         /s/ Michael T. Williams

(((H99000010430 9)))

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